                                                                    EXHIBIT 4.28


                                                                  LOAN NO. T0362
                                                                  LOAN NO. T0388


                       FIRST AMENDMENT AND SUPPLEMENT TO
                              CONTINUING GUARANTY


STATE OF LOUISIANA          )
                            )
PARISH OF CALCASIEU         )


STATE OF GEORGIA            )
                            )
COUNTY OF COBB              )

       BEFORE ME, the respective undersigned Notaries Public, and in the presence of the undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO CONTINUING GUARANTY (this "First Amendment"), dated as of July 1, 1996, is by and between MERCURY CELLULAR TELEPHONE COMPANY ("MCTC") and COBANK, ACB ("CoBank"), and amends and supplements that certain Continuing Guaranty, dated as of April 20, 1995, made by MCTC for the benefit of CoBank (the "Guaranty").


                                R E C I T A L S:

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated as of April 20, 1995 (as the same may be amended, supplemented, extended or restated from time to time, the "First Loan Agreement"), providing for a loan of up to $18,000,000 (the "First Loan"), and into that certain Loan Agreement, dated as of even date herewith (as the same may be amended, supplemented, extended or restated from time to time, the "Second Loan Agreement"; the First Loan Agreement and the Second Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $13,000,000 (the "Second Loan"; the First Loan and the Second Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the Loans will be reloaned by the Borrower to MCTC for the purposes set forth in the Loan Agreements; and

       WHEREAS, as an inducement to CoBank to enter into the First Loan Agreement and to make the First Loan, MCTC entered into the Guaranty;

First Amendment to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388


       WHEREAS, as an inducement to CoBank to enter into the Second Loan Agreement and to make the Second Loan, MCTC has agreed to amend the Guaranty as herein provided;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, MCTC and CoBank hereby agree as follows:

       SECTION 1. DEFINITIONS. Capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the meanings assigned to them in the Guaranty.

       SECTION 2. Section 2 of the Guaranty is hereby amended and supplemented by deleting Section 2 in its entirety and substituting in lieu thereof the following Section:

       "SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of April 20, 1995, made by the Borrower to the order of CoBank, in the original principal amount of $18,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "First Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by Borrower to the order of CoBank, in the original principal amount of $13,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "Second Note"; the First Note and the Second Note, collectively, the "Notes"); and (c) all other payments or performances to be made by the Borrower under the other Loan Documents to which it is a party."

       SECTION 3. Section 4(H) of the Guaranty is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

       "(H)   FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE; ETC.  The
       audited financial statements of MCTC for the fiscal year ended December 31, 1995, and the unaudited financial statements for the three-month period ended March 31, 1996, submitted to CoBank in connection with the Loans, fairly and fully present in all material respects the financial condition of MCTC and the results of MCTC's operations for the periods covered thereby and were prepared in accordance with GAAP consistently applied and any system of accounts to which MCTC is subject. Since December 31, 1995, there has occurred no event which has had or could have a Material Adverse Effect on MCTC. All budgets, projections, feasibility studies, and other documentation submitted to CoBank in connection with the Loans were based upon assumptions that were reasonable and realistic at the time submitted and, as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic."

First Amendment to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388



       SECTION 4. All references to the "Loan Agreement" or "Note" and "Loan" in the Guaranty shall be to the "Loan Agreements," "Notes" and "Loans" as defined in this First Amendment.

       SECTION 5. Section 5(J)(1) of the Guaranty is hereby amended and supplemented by deleting the second-to-last sentence of such Section in its entirety and substituting in lieu thereof the following sentence:

       "The term "Operating Cash Flow" shall mean the sum of (a) pre-tax income, or deficit, as the case may be, after payment of all management fees (excluding extraordinary gains, the write up of any asset and any investment income or loss, and interest income on the Mercury Cellular
       Debt), (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, and (d) management fees accruing during the applicable period but unpaid."

       SECTION 6. Section 6(A) and (B) are hereby amended and supplemented by deleting such Sections in their entirety and substituting in lieu thereof the following Sections:

              (A) BORROWINGS. Create, incur, assume, enter into or allow to exist, directly or indirectly, (i) any indebtedness or liability for borrowed money, for the deferred purchase price of property or services, or for the lease of real or personal property which lease is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to it but which otherwise would be required to be capitalized under GAAP, or (ii) any reimbursement obligation with respect to a letter of credit or similar instrument, except for (a) obligations to the Borrower for the reloan of the proceeds of the Loans as contemplated by the Loan Agreements; (b) accounts payable to trade creditors and current operating liabilities (other than for borrowed money) incurred in the ordinary course of its business; (c) purchase money indebtedness for the financing of certain inventory obtained from Audiovox South Corporation; (d) purchase money indebtedness for the financing of, or Capital Lease indebtedness with respect to, Northern Telecom Finance Corporation equipment in an amount not to exceed $3,500,000 at any time outstanding; and (e) any reimbursement obligation with respect to a letter of credit, draws under which are available to fund capital contribution requirements of MCTC with respect to any "PCS Investment" (as defined in Subsection (E)) and which has an available amount not in excess of $2,500,000 (provided that the available amount of the letter of credit declines by the amount of (I) any PCS Investments made in lieu of a draw on such letter of credit and (II) any draws under such letter of credit).

              (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property,

First Amendment to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388


       real or personal. The foregoing restrictions shall not apply to (a) liens in favor of CoBank; (b) liens for taxes, assessments, or governmental charges that are not past due, or are being contested in good faith and by appropriate proceedings and then only to the extent reserves required by GAAP have been set aside therefor; (c) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (d) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; (e) liens imposed by law in favor of mechanics, materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, or are being contested in good faith and by appropriate proceedings and then only to the extent reserves required by GAAP have been set aside therefor; and (f) liens or other encumbrances on the equipment (and any proceeds therefrom) financed with indebtedness identified in Subsections
       (A)(c) and (d)."

       SECTION 7. All references to the "Loan Documents" or a "Loan Document," when used in the Continuing Guaranty shall mean the "Loan Documents" as defined in the Loan Agreements (as amended).

       SECTION 8. All references to this "Guaranty" in the Continuing Guaranty shall mean the Continuing Guaranty as amended by this First Amendment.

       SECTION 9. After giving effect to the amendments to and restatement of the Continuing Guaranty set forth in this First Amendment, the representations and warranties of MCTC set forth in the Continuing Guaranty are true and correct as of the date hereof as if made on the date hereof.

       SECTION 10. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity of the "Loan Documents" (as defined in the Loan Agreements, as amended), it being the intention of the parties hereto merely to amend the Continuing Guaranty as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Continuing Guaranty shall remain in full force and effect and are hereby ratified and confirmed by MCTC.

       SECTION 11. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 12. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

First Amendment to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388


       THUS DONE AND SIGNED, at the place and on the date indicated below, and in the presence of the undersigned Notary Public and the respective undersigned witnesses indicated below, by duly authorized officers of MCTC, after a due reading of the whole.

       At Lake Charles, Louisiana, on July 1, 1996.

                       MERCURY CELLULAR TELEPHONE COMPANY


                       By: /s/ ROBERT PIPER
                           ------------------------------------------
                           Name: Robert Piper
                                -------------------------------------
                           Title:  President
                                 ------------------------------------


                       Attest: /s/ THOMAS G. HENNING
                              ---------------------------------------
                              Name: Thomas G. Henning
                                   ----------------------------------
                              Title: Secretary
                                    ---------------------------------


                                        [CORPORATE SEAL]


Witnesses to all signatures:

/s/ SHEILA KING
--------------------------------
Witness


/s/ PAT HAMILTON
--------------------------------
Witness


[ILLEGIBLE]
--------------------------------
Notary Public

My commission expires:  LIFE
                      ----------
       [NOTARIAL SEAL]

First Amendment to Continuing Guaranty/MCTC
Loan No. T0362
Loan No. T0388


                   [Signatures Continued from Previous Page]




       At Atlanta, Georgia, on July 2, 1996, 1996.


                       COBANK, ACB


                       By: /s/ MARY KAY DEERING
                           ------------------------------------------
                           Name: Mary Kay Deering
                                -------------------------------------
                           Title:  Vice President
                                 ------------------------------------



Witnesses to signature:

/s/ SHAUNE KEENAN
--------------------------------
Witness

/s/ [ILLEGIBLE]
--------------------------------
Witness

/s/ MARIANNE R. HOWELL
--------------------------------
Notary Public
                        Notary Public, Cobb County, Georgia
My commission expires:  My Commission Expires April 25, 1999
                        ------------------------------------
       [NOTARIAL SEAL]